UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      October 23, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Contracts.
Backstop Commitment
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code. The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     Pursuant to the previously disclosed Investment Agreement dated July 26, 2007 (without giving effect to the amendment discussed below, the Investment Agreement), an affiliate of Centerbridge Capital Partners, L.P. (Centerbridge) agreed to purchase up to $250 million in Series B convertible preferred shares of reorganized Dana that were not purchased in the offering by reorganized Dana to qualified supporting creditors of up to $500 million of its Series B convertible preferred shares to be conducted in connection with the Debtors’ emergence from the Bankruptcy Cases. Centerbridge has also agreed to purchase all $250 million of Dana’s Series A convertible preferred shares. As reflected in the Amended Plans and Amended Disclosure Statements (each as defined below), the amount of that offering has been increased to $540 million in Series B convertible preferred shares. Pursuant to a letter agreement dated October 18, 2007 with Dana (the Letter Agreement), specified members of the Ad Hoc Steering Committee of Bondholders and their affiliates (the Backstop Investors) severally agreed to purchase up to $290 million in Series B convertible preferred shares of reorganized Dana that are not subscribed for by qualified supporting creditors in the offering or purchased by Centerbridge in accordance with its obligations under the Investment Agreement. Through these arrangements, reorganized Dana has obtained contractual assurance that it will raise $790 million through the offering and the commitments of Centerbridge and the Backstop Investors.
     Under the Letter Agreement, Dana will pay the Backstop Investors an aggregate $11.6 million commitment fee upon completion of the Bankruptcy Cases. This commitment fee is also payable, without duplication, if (1) Centerbridge would be entitled to receive a termination fee or commitment fee upon termination of the Investment Agreement, (2) Dana terminates the Investment Agreement as a result of a breach thereof by Centerbridge or (3) Dana and Centerbridge terminate the Investment Agreement by mutual consent, in each case provided that none of the Backstop Investors is in material breach of the Letter Agreement, and provided further that no commitment fee is payable if the Backstop Investors assert that a material adverse event has occurred that relieves them of their obligations under the Letter Agreement but Centerbridge does not make a similar assertion. In addition, no commitment fee is payable if the Letter Agreement is terminated prior to the occurrence of any event described under (1) through (3) above. The Debtors also agreed to release the Backstop Investors, their affiliates, representatives and advisors from any liability for participating in the commitment to purchase Series B convertible preferred shares pursuant to the Letter Agreement. In addition, under the Letter Agreement, the cap on Centerbridge’s expenses that may be reimbursed pursuant to the Investment Agreement will be increased from $4 million to $5 million.
     On October 23, 2007, the Letter Agreement and the release of the Backstop Investors were approved by the Bankruptcy Court.
     The amendment to the Investment Agreement described in Dana’s current report on Form 8-K filed October 12, 2007 was also subject to the approval of the Bankruptcy Court. Because the Letter Agreement replaces and supercedes the additional backstop, or underwriting commitment, from Centerbridge contained in that amendment, that amendment has not been submitted to the Bankruptcy Court for approval.
     A copy of the Letter Agreement is attached to this report as Exhibit 10.1. Dana agrees to furnish supplementally a copy of any schedule omitted from Exhibit 10.1 to the Securities and Exchange Commission upon request.
Item 8.01. Other Events.
Bankruptcy Court Approves Disclosure Statement and Solicitation of Vote for Plan of Reorganization
     As previously disclosed, on August 31, 2007, the Debtors filed a Joint Plan of Reorganization of Debtors and Debtors in Possession and related Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession with the Bankruptcy Court and also as previously disclosed, on October 19, 2007, the Debtors filed a First Amended Joint Plan of Reorganization of Debtors and Debtors in Possession and related First Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession with the Bankruptcy Court.
     On October 22, 2007 and October 23, 2007, respectively, the Debtors filed a Second and Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (together, the Amended Plans) and related Second and Third Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession (together, the Amended Disclosure Statements) with the Bankruptcy Court. Copies of the Amended Plans and the Amended Disclosure Statements are available, free of charge, at www.dana.bmcgroup.com.
     On October 23, 2007, the Bankruptcy Court approved the Third Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession (the Third Amended Disclosure Statement) related to the Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (the Third Amended Plan) and authorized Dana to begin soliciting votes from its creditors on its Third Amended Plan. The Bankruptcy Court determined that Dana’s Third Amended Disclosure Statement contains adequate information for creditors who are entitled to vote on the Third Amended Plan. Dana’s confirmation hearing for the Bankruptcy Court to consider approval of the Third Amended Plan is scheduled to commence on December 10, 2007. In approximately one week, Dana expects to begin mailing notices of the proposed confirmation hearing to qualified claim holders, and begin the process of soliciting approvals for the Third Amended Plan.
     This current report is not intended to be a solicitation of votes for any reorganization of the Debtors.
     The Third Amended Plan contains provisions, which were included following negotiations with the Creditors Committee and certain other constituencies, that allow each holder of certain unsecured claims against the Debtors that is not eligible to purchase Series B convertible preferred shares in the offering discussed above (each, an Ineligible Claimholder) to receive, on the 45th day following the effective date of the Bankruptcy Cases, its pro rata portion of a settlement pool of up to $40 million in cash. Pursuant to the Third Amended Plan, the settlement pool will under no circumstances exceed $40 million and will be funded from the proceeds of the offering of Series B convertible preferred shares discussed above. No Ineligible

Claimholder’s pro rata portion of the settlement pool may exceed $0.085 per $1.00 of such holder’s allowed claims.
     The Third Amended Plan also contains a provision changing the record date for determining which trade claims (i.e. claims other than bond claims) will be eligible to invest in Series B convertible preferred shares. The record date is now November 28, 2007.
     The deadline for subscriptions to purchase Series B convertible preferred shares is now December 5, 2007.
     Certain statements in this current report on Form 8-K and statements and projections contained in the Amended Plans and/or Amended Disclosure Statements (and their exhibits) are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and projections are subject to uncertainties relating to the company’s operations and business environment and a number of other risks, uncertainties and assumptions including, but not limited to, the company’s ability to continue as a going concern, operate pursuant to the terms of its debtor-in-possession credit facility, and obtain court approval with respect to motions in the Bankruptcy Cases from time to time; the effects of the Bankruptcy Cases and the conduct, outcome, and costs of the Bankruptcy Cases; the company’s ability to fund and execute its business plan; the company’s ability to maintain satisfactory terms with its customers, vendors and service providers; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to successfully complete the implementation of its reorganization initiatives; high fuel prices and interest rates; the cyclical nature of the heavy-duty commercial vehicle market; shifting consumer preferences; market share declines, production cutbacks, and potential vertical integration by the company’s larger customers; the ability of customers to renegotiate collective bargaining agreements with their unionized employees and avert potential production interruptions; high costs of commodities used in the company’s manufacturing processes; competitive pressures on the company’s sales from other vehicle component suppliers; adverse effects that could result from any divestitures, consolidations or bankruptcies of the company’s customers, vendors and competitors; changes in business relationships with the company’s major customers and/or in the timing, size and duration of their programs for vehicles with Dana content; price reduction pressures from the company’s customers; the company’s vendors’ ability to maintain projected production levels and furnish the company with critical components for its products and other necessary goods and services; adverse effects that could result if U.S. federal legislation relating to asbestos personal injury claims were enacted; adverse effects that could result from increased costs of environmental remediation and compliance; and the other uncertainties and assumptions discussed in Section XIV of the Amended Disclosure Statements, “Certain Risk Factors to be Considered”. These risks, uncertainties and assumptions are difficult to predict and are, in many cases, beyond the company’s control. In light of these risks and uncertainties, the events and circumstances described in the forward-looking statements and the projections in the Amended Plans and/or Amended Disclosures may not occur and the company’s actual financial results could differ materially from those expressed or implied in such forward-looking statements and projections. Dana does not undertake to publicly update or revise any forward-looking statements or the projections contained in the Amended Plans and/or Amended Disclosure Statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description

10.1	Letter agreement among Dana, Centerbridge and certain investors signatories thereto, dated October 18, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: October 24, 2007	By:	/s/ Marc S. Levin

Marc S. Levin
Acting General Counsel and Acting Secretary

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement among Dana, Centerbridge and certain investors signatories thereto, dated October 18, 2007

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